UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On April 9, 2007, Shore Bancshares, Inc. and William W. Duncan entered into a Restricted Stock Award Agreement pursuant to which the Company granted Mr. Duncan 3,845 restricted shares of its common stock (the “Restricted Stock”) under the 2006 Shore Bancshares, Inc. Stock and Incentive Compensation Plan. The award was made pursuant to the terms of his employment arrangement, as previously disclosed. The shares of Restricted Stock vest in 20% increments each April 9 beginning on April 9, 2008, except that the final 20% will vest on March 11, 2012. All unvested shares will immediately vest upon a Change in Control (as defined in the award agreement) or the death of Mr. Duncan. Upon the termination of Mr. Duncan's employment other than because of death, all unvested shares will lapse and be forfeited. The form of the Restricted Stock Award Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1—Form of Restricted Stock Award Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 10, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Restricted Stock Award Agreement (filed herewith).